UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2022

SOC TELEMED, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39160	84-3131208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2411 Dulles Corner Park, Suite 475

Herndon, Virginia 20171

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (866) 483-9690

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	TLMD	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	TLMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 4, 2022, SOC Telemed, Inc., a Delaware corporation (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated as of February 2, 2022 (the “Merger Agreement”), by and among the Company, Spark Parent, Inc., a Delaware corporation (“Parent”), and Spark Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company and the separate corporate existence of Merger Sub will cease, with the Company continuing as the surviving corporation and a direct, wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are each subsidiaries of investment funds advised by Patient Square Capital, L.P.

At the Special Meeting, the following proposals were approved by the requisite vote of the Company’s stockholders:

1.	Proposal to adopt and approve the Merger Agreement. The proposal was approved with a vote of 77,969,663 shares for, 442,226 shares against, 51,487 abstentions and 0 broker non-votes.

2.	Proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement at the time of the Special Meeting. The proposal was approved with a vote of 76,140,762 shares for, 2,304,474 shares against, 18,140 abstentions and 0 broker non-votes. Sufficient votes were received to approve this proposal; however, this proposal was not necessary following the approval of the proposal to adopt and approve the Merger Agreement, and was therefore not implemented.

Each proposal is described in detail in the Company’s definitive proxy statement, dated March 7, 2022, which was filed with the Securities and Exchange Commission on March 7, 2022.

As of the close of business on the record date for the Special Meeting, which was February 25, 2022, there were 101,332,284 shares of Class A common stock, par value $0.0001 per share (“Company Common Stock”), outstanding and entitled to vote at the Special Meeting. Each share of Company Common Stock was entitled to one vote per share. A total of 78,463,376 shares of Company Common Stock, representing approximately 77.4% of the shares of Company Common Stock outstanding as of the record date for the Special Meeting, were represented virtually or by proxy at the Special Meeting, and constituted a quorum to conduct business at the Special Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOC Telemed, Inc.

Date: April 4, 2022		/s/ Eunice Kim
	Name:	Eunice Kim
	Title:	General Counsel and Corporate Secretary

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